Exhibit 10.16C

CONSULTING AGREEMENT AND RELEASE

This Consulting Agreement and Release (“Agreement”) is made by and between Karen White (“Employee”) and SolarWinds Worldwide, LLC (the “Company”) (Employee and the Company are referred to collectively as the “Parties” or individually as a “Party”).

RECITALS

WHEREAS, the Company has employed Employee since May 5, 2008;

WHEREAS, Employee signed an Employment Agreement which became effective May 5, 2008 (the “Employment Agreement”);

WHEREAS, Employee signed an Employee Proprietary Information Agreement which became effective May 5, 2008 (the “Confidentiality Agreement”);

WHEREAS, the Company and Employee have entered into a Stock Option Agreement, dated May 14, 2008, granting Employee the option to purchase a total of 500,000 shares of the Company’s common stock subject to the terms and conditions set forth in the Company’s Stock Option Plan, dated December 14, 2005 (as amended) (the “Stock Plan”) and the Stock Option Agreement (the “Stock Option Agreement”);

WHEREAS, the Employee has announced her intention to resign from the Company, such resignation to be effective as of June 1, 2009 (the “Resignation Date”);

WHEREAS, the Employee will remain an at-will employee of the Company at all times prior to the Resignation Date;

WHEREAS, the Company and Employee wish to enter into a consulting relationship to be effective as of the Resignation Date; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Company and Employee may have against the other and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or resignation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.    Consideration.

(a)    Payment up to Resignation Date.  The Company will pay Employee’s base salary at the rate set forth in the Employment Agreement through the Resignation Date, less applicable withholding, payable in accordance with the Company’s regular payroll practices.

(b)    Initial Payment.  In consideration of Employee’s execution of this Agreement and her fulfillment of the terms and conditions set forth in paragraphs 6, 7, 8 and 11, and provided the Agreement is not revoked as provided in paragraph 8 or 30, the Company agrees to pay Employee salary continuation in one lump sum payment in the amount of $80,000.00 Dollars, less applicable withholding, on June 1, 2009 (the “Initial Salary Continuation”).

(c)    Additional Payment.  Provided that Employee signs the Supplemental Release attached as Exhibit “A” within three (3) days after the Resignation Date; the Company agrees to pay Employee an additional salary continuation payment in the amount of $30,000 Dollars, less applicable withholding, in a lump sum no later than June 15, 2009 (the “Supplemental Salary Continuation”).

2.    Stock. The Parties agree that, for purposes of determining the number of shares of the Company’s common stock that Employee is entitled to purchase from the Company, pursuant to the terms of the Stock Option Agreement, Employee will be considered to have vested in 125,000 shares of stock through the Resignation Date. Employee acknowledges and agrees that she will not be permitted to vest in any shares above and beyond the numbers of shares specified in this paragraph 2. Pursuant to the terms of the Stock Option Agreement, the Parties acknowledge and agree that Employee shall have until 5:00 p.m. on June 1, 2010 to exercise any stock options that are vested under the terms of this paragraph 2.

3.    Bonus. The Company reaffirms its obligations under paragraph 2(b) of the Employment Agreement and agrees that, if the Company pays bonuses to the Company’s executives for the period of January 1, 2009, through, March 31, 2009, the Company will pay Employee her pro-rata bonus earned through March 31, 2009, less applicable withholding when the other executive bonuses are paid.

4.    Benefits. The Company agrees to permit Employee to participate in and maintain her coverage of herself and any of her dependents under the terms of the Company’s health and dental plans for a period of six (6) months from the Resignation Date. If the Company’s health and dental plans do not allow a person who provides services to the Company as a consultant to participate in the Company’s health and dental plans, then the Company agrees to reimburse Employee for the cost of any premiums due to cover herself and her dependents under the terms of the Company’s health and dental plans for a period of six (6) months from the Resignation Date should Employee elect to continue such coverage under COBRA. No later than ten (10) days after the Resignation Date, the Company agrees to pay Employee for all vacation and paid-time off accrued and earned as of the Resignation Date. Finally, the Company agrees to pay the costs associated with relocating Employee from Texas to California (including moving expenses, broker commissions, travel expenses between Texas and California, etc.), up to a maximum of $25,000.00, as long as Employee provides the Company with receipts reflecting such costs.

5.    Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement in paragraphs 1, 2, 3 and 4 above, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee through the Effective Date of this Agreement.

6.    Consulting Services. The Company hereby retains Employee, and Employee agrees to be retained, for a period not to exceed six (6) months following the Resignation Date (the “Consulting Period”) to provide consulting services to the Company on an as-needed basis, upon request by the Company, relating to the Company’s business development activities, including partnerships and other alliance activities. The Company and Employee agree that Employee will not be providing “services” as such term is used in the Company’s 2005 Stock Option Plan during the Consulting Period. The Company expects that Employee will perform most consulting services in accordance with this Agreement by telephone or in person as reasonably requested by the Company at such places designated by the Company to perform these consulting services in accordance with this Agreement. During the Consulting Period, the Parties agree that Employee shall be permitted to maintain and use her company electronic mail account, the laptop computer provided to Employee during her employment with the Company, and a blackberry device provided by the Company. The Parties agree that Employee shall not receive any additional compensation for these consulting services beyond what is specified in paragraphs 1, 2, 3 and 4 above.

7.    Employee’s Release of Claims. Employee agrees that the consideration set forth in paragraphs 1, 2, 3 and 4 represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on her own behalf and on behalf of her respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(d) any and all claims for violation of any federal, state, or municipal statute;

(e) any and all claims for violation of the federal or any state constitution;

(f) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(g) any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this paragraph 7 shall be and remain in effect in all respects as a complete general release as to the matters released. The Parties acknowledge and agree that the releases in this paragraph 7 do not include any claims Employee may have against the Company for a failure to comply with or breach of any provision in this Agreement.

8.    Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that she is waiving and releasing any rights she may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration set forth in paragraph 2 is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that she has been advised by this writing that: (a) she should consult with an attorney prior to executing this Agreement; (b) she has twenty-one (21) days within which to consider this Agreement; (c) she has seven (7) days following her execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that she has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by delivery of a written notification to Bryan A. Sims, 3711 South MoPac Expressway, Building Two, Austin Texas, 78746 prior to the Effective Date. The Parties agree that any changes to this Agreement, whether material or immaterial, will not restart the running of the 21-day consideration period.

9.    Company’s Release of Claims. The Company, on its own behalf and on behalf of the Releasees, hereby and forever releases Employee and her respective heirs, family members, executors, agents, and assigns, from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Releasees may possess against the Employee arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this

Agreement, including, without limitation, (a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship; (b) any and all claims for breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices, defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits; (c) any and all claims for violation of any federal, state, or municipal statute; and (d) any and all claims for attorneys’ fees and costs. This release does not prevent the Company from the reporting, prosecuting, cooperating in the prosecution of any criminal act of Employee, if any. Employee agrees that the release set forth in this paragraph shall be and remain in effect in all respects as a complete general release as to the matters released. The Company agrees that the release set forth in this paragraph 9 shall be and remain in effect in all respects as a complete general release as to the matters released. The Parties acknowledge and agree that the releases in this paragraph 9 do not include any claims the Company may have against Employee for a failure to comply with or breach of any provision in this Agreement.

10.    No Pending Lawsuits. Employee represents that she has no lawsuits, claims, or actions pending in her name, or on behalf of any other person or entity, against the Company or any of the other Releasees. The Company represents that it has no lawsuits, claims, or actions pending in its name or on behalf of any other person or entity against Employee.

11.    Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of paragraph 3 of the Employment Agreement, as well as the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. At the Resignation Date, Employee agrees to provide a certification under penalty of perjury that she has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with her employment with the Company, or otherwise belonging to the Company. Notwithstanding the foregoing sentence, the Company acknowledges and agrees that Employee shall have the right to maintain access to the contents of her Microsoft Outlook electronic mail and contacts folders during the Consulting Period. At the end of the Consulting Period, Employee agrees to provide by an electronic mail a certification under penalty of perjury that she has returned the contents of her Microsoft Outlook electronic mail folder to the Company, and the Company acknowledges and agrees that Employee shall be permitted to maintain a copy of her Microsoft Outlook contacts folder.

12.    No Cooperation. Employee agrees that she will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees. Employee agrees both to notify the Company as soon as practicable of her receipt of any subpoena or court order requesting information about the Company, and to furnish a copy of such subpoena or other court order to the Company within three (3) business days of its receipt. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees,

Employee shall state no more than that she cannot provide counsel or assistance absent a subpoena or court order. It shall not be a breach of this paragraph 12 for Employee to comply with or respond to such a subpoena or court order.

13.    Cooperation with Company. Employee agrees to cooperate, at the reasonable request of the Company, in the defense and/or prosecution of any charges, claims, investigations (internal or external), administrative proceedings and/or lawsuits relating to matters occurring during Employee’s period of employment. The Company agrees to pay Employee a reasonable fee commensurate with the required services for the time expended in the defense and prosecution of such matters. Employee also agrees to assist in the transition of her duties in connection with the resignation of her employment, as reasonably requested by the Company. Employee acknowledges and agrees that she is not entitled to any additional compensation or other benefits in connection with her transition of duties.

14.    Non-Disparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company and, its officers and directors, so long as they are employed by Company or remain part of the Board of Directors of the Company, agree to refrain from any disparagement, defamation, libel, or slander of Employee, and agree to refrain from any tortious interference with the contracts and relationships of Employee.

15.    Reference. Employee shall direct any inquiries by prospective employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment. Upon reasonable notice by Employee, Kevin Thompson shall make himself reasonably available to speak with a reasonable number of reference checks and/or prospective employers who or which seek to obtain information pertaining to Employee’s tenure and role at, and professional contributions to, the Company.

16.    Breach. Employee acknowledges and agrees that, if a court of competent jurisdiction or a duly authorized arbitrator determines after a hearing or trial on the merits that Employee has breached a material term of this Agreement or of any provision of the Confidentiality Agreement, the Company shall be entitled to recover and/or cease providing the consideration provided to Employee under this Agreement, except as provided by law. Except as provided by law, if a court of competent jurisdiction or a duly authorized arbitrator determines after a hearing or trial on the merits that Employee or the Company has breached a material term of this Agreement or that Employee has breached a material term of the Confidentiality Agreement, the Parties acknowledge and agree that the prevailing party in such a proceeding shall recover for all costs, attorneys’ fees, and any and all damages incurred by the prevailing party.

17.    No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Parties hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any actual or potential claims, or (b) an acknowledgment or admission by the Company or Employee of any fault or liability whatsoever to the other party or to any third party.

18.    Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Resignation Date, Employee shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.

19.    Costs Associated with Preparation of this Agreement. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

20.    ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN TRAVIS COUNTY, TEXAS BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH TEXAS LAW, INCLUDING THE TEXAS CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL TEXAS LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH TEXAS LAW, TEXAS LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE COMPANY SHALL PAY THE COSTS AND EXPENSES OF THE ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

21.    Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on her behalf under the terms of this Agreement. Employee agrees and understands that she is responsible for payment, if any, local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments issued as a result of her failure to make payment of her share of such taxes.

Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of: (a) Employee’s failure to pay, or Employee’s delayed payment of, her share of any federal or state taxes due by her as a result of such amounts paid to her on an IRS Form W-2 or 1099, or (b) damages sustained by the Company for Employee’s failure to pay, or Employee’s delayed payment of, her share of any federal or state taxes due by her as a result of such amounts paid to her on an IRS Form W-2 or 1099, including attorneys’ fees and costs.

22.    Section 409(A). If the Company determines that any cash severance benefits, health continuation coverage, or additional benefits provided under this Agreement shall fail to satisfy the distribution requirement of Section 409A(a)(2)(A) or the Internal Revenue Code of 1986, as amended (the “Code”) as result of Section 409A(a)(2)(B)(i) of the Code, the payment of such benefit shall be accelerated to the minimum extent necessary so that the benefit is not subject to the provisions of Section 409(a)(1) of the Code. (It is the intention of the preceding sentence to apply the short-term deferral provisions of Section 409A of the Code, and the regulations and other guidance thereunder, to such payments, and the payment schedule as revised after the application of the preceding sentence shall be referred to as the “Revised Payment Schedule.”) However, if there is no Revised Payment Schedule that would avoid the application of Section 409A(a)(1) of the Code, the payment of such benefits shall not be paid pursuant to a Revised Payment Schedule and instead shall be delayed to the minimum extent necessary so that such benefits are not subject to the provisions of section 409A(a)(1) of the Code. The Company may attach conditions to or adjust the amounts paid pursuant to this paragraph to preserve, as closely as possible, the economic consequences that would have applied in the absence of this paragraph; provided, however, that no such condition or adjustment shall result in the payments being subject to Section 409A(a)(1) of the Code.

23.    Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

24.    No Representations. Employee represents that she has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

25.    No Waiver. The failure of either party hereto to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms or conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

26.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

27.    Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and Resignation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company (including, but not limited to, the Employment Agreement), with the exception of the Confidentiality Agreement and the Stock Option Agreement.

28.    No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s President or Chief Executive Officer.

29.    Governing Law. This Agreement shall be governed by the laws of the State of Texas, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Texas.

30.    Effective Date. Employee has seven (7) days after she signs the Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by her before that date (the “Effective Date”).

31.    Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

32.    Voluntary Execution of Agreement. Employee understands and agrees that she executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of her claims against the Company and any of the other Releasees. Employee acknowledges that:

(a) she has read this Agreement;

(b) she has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of her own choice or has elected not to retain legal counsel;

(c) she understands the terms and consequences of this Agreement and of the releases it contains; and

(d) she is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

KAREN WHITE, an individual

Dated:	April 14, 2009		/s/ Karen White
KAREN WHITE

SOLARWINDS WORLDWIDE, LLC

Dated:	April 14, 2009	By:	Kevin B. Thompson
KEVIN B. THOMPSON
PRESIDENT

EXHIBIT “A”

SUPPLEMENTAL RELEASE

Karen White (“White”) hereby verifies that she has chosen not to revoke the Consulting Agreement and Release (the “Agreement”), dated April 14, 2009, and confirms her renewed agreement to the terms of that Agreement, as well as the release and waiver of any and all claims relating to her employment with the Company, including her resignation from employment, as well as any employment-related claims, arising from any omissions, acts, facts, or damages that have occurred up until and including the Resignation Date set forth in the Consulting Agreement, including, but not limited to, claims under any local ordinance or state or federal employment law, including laws prohibiting discrimination in employment on the basis of race, sex, age (in particular, any claim under the Age Discrimination in Employment Act), disability, national origin, or religion, as well as any claims for wrongful discharge, breach of contract, attorneys’ fees, costs, or any claims of amounts due for fees, commissions, stock options, expenses, salary, bonuses, profit sharing or fringe benefits. White further acknowledges that the terms of Sections 7 and 8 of the Agreement shall also apply to this Supplemental Release and are incorporated herein.

SolarWinds Worldwide, LLC (the “Company”), on its own behalf and on behalf of its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, divisions, and subsidiaries, and predecessor and successor corporations and assigns, confirms its renewed agreement to the terms of the Agreement, as well as the release and waiver of any and all claims relating to White’s employment with the Company, including her resignation from employment, arising from any omissions, acts, facts, or damages that have occurred up until and including the Resignation Date set forth in the Agreement, including, but not limited to, claims under any local ordinance or state or federal employment law, as well as any claims for wrongful discharge, breach of contract, attorneys’ fees, costs, or any claims of amounts due for fees, commissions, stock options, expenses, salary, bonuses, profit sharing or fringe benefits. The Company further acknowledges that the terms of Sections 9 of the Agreement shall also apply to this Supplemental Release and are incorporated herein.

White and the Company acknowledge and agree that the releases in this Supplemental Release do not include any claims White may have against the Company, or any claims that the Company may have against White, for a failure to comply with or breach of any provision in the Agreement.

KAREN WHITE, an individual

Dated:	By:
Karen White

SOLARWINDS WORLDWIDE, LLC

Dated:	By
KEVIN B. THOMPSON
PRESIDENT